Emerald Oil Reports Fourth Quarter and Year End 2013 Financial and Operational Results

DENVER, CO – March 12, 2014 --- Emerald Oil, Inc. (NYSE MKT: EOX) (“Emerald” or the “Company”) today announced financial and operational results for the quarter and year ended December 31, 2013.

Highlights

•	Increased fourth quarter production to 220,793 BOE, an average of approximately 2,430 BOEPD, an increase of 29% compared to the third quarter of 2013 and 101% compared to the fourth quarter of 2012;
•	Increased annual production to 616,065 BOE, an average of 1,688 BOEPD, an increase of 80% compared to 2012;
•	Increased total proved reserves to 13.2 MMBOE, an increase of 147% compared to 2012;
•	Increased oil and natural gas sales to $54.0MM in 2013, an increase of 92% compared to 2012;
•	Adjusted EBITDA of $5.0 million or $0.08 per share (basic) for 4Q13 and $20.2 million or $0.49 per share (basic) for FY13, and;
•	Net loss attributable to common shareholders of $10.9 million or $(0.17) per share (basic) for 4Q13 and $31.2 million or $(0.75) per share (basic) for FY13.

McAndrew Rudisill, Emerald’s Chief Executive Officer, stated, “2013 was a transformational year for Emerald. We successfully drilled and completed multiple Middle Bakken and Three Forks wells, tripled our operated acreage position and monetized the majority of our non-operated assets. In 2014, our production will continue to grow as we add a third rig to our drilling program. The third rig is currently moving to location in our Easy Rider focus area and will soon begin drilling, earlier than originally anticipated. Due to the strong performance of our Low Rider Middle Bakken wells and positive indications from our Low Rider Three Forks wells, we are actively reviewing increased downspacing assumptions and raising our stated Low Rider type curve. We are very focused in 2014 on lowering operating expenses and driving greater drilling and completion cost effenciencies.”

2013 Production

For 2013, Emerald’s total production volumes on a BOE basis increased 80% as compared to 2012. Production increased due to the addition of 10.58 net productive operated Bakken/Three Forks wells in 2013. During 2013, Emerald realized an $87.16 average price per Bbl of oil (including settled derivatives) compared to an $85.05 average price per Bbl of oil during 2012. For detailed well performance data see Emerald’s corporate presentation (available on its website, www.emeraldoil.com).

	Year Ended December 31,
	2013	2012
Sales Volume (Total)
Oil (Bbls)	580,797	320,147
Gas (Mcf)	211,608	129,648
Sales volumes (Boe)	616,065	341,755

Average Daily Sales
Oil (Bbls)	1,591	877
Gas (Mcf)	580	355
Sales volumes (Boe)	1,688	936

Average Sales Prices
Oil, Net of Settled Derivatives (Bbls)	$87.16	$85.05
Gas (Mcf)	6.48	6.68
Barrel of Oil Equivalent with Settled Derivatives (Boe)	$84.40	$82.21

2013 Year End Reserves

As of December 31, 2013, Emerald had total proved reserves of approximately 13.2 MMBoe, all of which were located in the Williston Basin. Emerald’s proved reserves increased approximately 147% during 2013 primarily as a result of our successful operated well program. Emerald sold substantially all of its year end 2012 reserves, which were comprised of non-operated assets, in September 2013.

	As of December 31,
	2013	2012
Proved Developed Oil Reserves (MBbls)	5,811.0	1,788.2
Proved Undeveloped Oil Reserves (MBbls)	5,764.6	3,081.1
Total Proved Oil Reserves (MBbls)	11,575.6	4,869.3
Proved Developed Gas Reserves (MMcf)	5,770.6	1,014.2
Proved Undeveloped Gas Reserves (MMcf)	4,231.6	1,894.3
Total Proved Gas Reserves (MMcf)	10,002.2	2,908.5
Total Proved Oil Equivalents (MBoe)	13,242.8	5,354.1
Present Value of Estimated Future Net Revenues After Income Taxes, Discounted at 10% (In thousands)	$198,371.5	$85,284.8

Financial Results

Revenues from sales of oil and natural gas for the quarter ended December 31, 2013 were $17.9 million compared to $9.2 million for the same period in 2012. Revenues, not considering the effect of derivatives, for the year ended December 31, 2013 were $54.0 million compared to $28.1 million for the same period in 2012. The increase is primarily due to higher production as a result of the Company’s well completions and its acquisition of certain properties in its Low Rider project area.

Production expenses for the quarter ended December 31, 2013 were $3.8 million compared to $1.1 million for the same period in 2012. On a per unit basis, production expenses increased from $9.88 per BOE in 4Q2012 to $17.20 per BOE in 4Q2013. Production expenses for the year ended December 31, 2013 were $8.5 million compared to $2.7 million for the same period in 2012. On a per unit basis, production expenses increased from $7.98 per BOE sold in 2012 to $13.83 per BOE in 2013. This increase was primarily due to the costs associated with operating an increased number of producing wells and associated produced fluid volumes as a result of the Company’s well completions. Emerald experienced increases in operating expenses as we added new wells and maintained production from existing properties. Increased costs are primarily related to workovers, electronic submersible pump installation and gas lift installation, all of which have improved operational performance and reduced downtime in the Company’s wells. The Company continues efforts to decrease operating costs by centralizing all infield infrastructure. Emerald remains comfortable with its annual 2014 cost guidance of $11.00 per BOE.

General and administrative expenses for the quarter ended December 31, 2013 were $12.9 million compared to $7.2 million for the same period in 2012. Share-based compensation expenses are included in the employee compensation and related expenses, totaling $6.4 million in 4Q2013 compared to $4.6 million 4Q2012. General and administrative expenses for the year ended December 31, 2013 were $30.5 million compared to $12.9 million for the same period in 2012. Share-based compensentation expenses totaled $12.9 million in 2013 compared to $7.3 million in 2012. The increase is due to the Company’s change in corporate strategy to add operating capabilities to develop Emerald’s operated wells in the Williston Basin and the corresponding increases in personnel and infrastructure. This strategic change allows Emerald the opportunity to significantly grow production by using industry best practices and to control well design and capital expenditures to maximize its return on capital. Approximately $2.8 million of the share-based compensation expense during the year ended December 31, 2013 related to the one-time modification and accelerated vesting of equity grants associated with severance to a prior officer of the Company.

Adjusted EBITDA was $5.0 million for the fourth quarter 2013, as compared to $4.5 million in the same period in 2012, reflecting a 11% increase. For the full year ended December 31, 2013, Adjusted EBITDA was $20.2 million, as compared to $16.8 million for 2012, representing a 20% increase. Adjusted EBITDA is a non-GAAP financial measure. For additional information please refer to the reconciliation of this measure at the end of this news release.

During the quarter ended December 31, 2013, the Company recognized an unrealized non-cash loss on its warrant liability of $2.5 million. For the year ended December 31, 2013, the Company recognized an unrealized non-cash loss on its warrant liability of $7.1 million. This mark-to-market charge relates to the warrants attached to the preferred stock issued to White Deer Energy in February 2013. The warrant liability will correlate with Emerald share price movement on a quarterly basis. Each quarter going forward the Company will mark-to-market the warrants and adjust for the change in the statement of operations as a non-cash charge until the warrant is exercised or modifications are made to the warrants such that liability accounting is no longer required.

Conference Call

Emerald will host a conference call on Thursday, March 13, 2014 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time) to discuss financial and operational results for the quarter and year end.

Emerald Oil, Inc. 4Q and Year End 2013 Financial and Operational Results Conference Call
Date:	Thursday, March 13, 2014
Time:	10:00 a.m. Eastern Time
9:00 a.m. Central Time
8:00 a.m. Mountain Time
7:00 a.m. Pacific Time
Webcast:	Live and rebroadcast over the Internet at the Emerald Oil website
Website:	www.emeraldoil.com
Telephone Dial-In:	877-407-8831 (toll-free) and 201-493-6736 (international)

Telephone Replay:	Available through Wednesday, March 20, 2014
877-660-6853 (toll-free) and 201-612-7415 (international)
Passcode: 413333

About Emerald

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

EMERALD OIL, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31,

(Unaudited)

	2013	2012
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$144,255,438	$10,192,379
Restricted Cash	15,000,512	—
Accounts Receivable – Oil and Natural Gas Sales	8,715,821	8,514,865
Accounts Receivable – Joint Interest Partners	31,523,204	4,058,291
Other Receivables	577,409	1,133,849
Prepaid Expenses and Other Current Assets	206,299	103,173
Total Current Assets	200,278,683	24,002,557
PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method, at cost:
Proved Oil and Natural Gas Properties	211,015,067	167,618,422
Unproved Oil and Natural Gas Properties	57,015,315	61,454,831
Equipment and Facilities	1,837,744	—
Other Property and Equipment	890,811	385,023
Total Property and Equipment	270,758,937	229,458,276
Less – Accumulated Depreciation, Depletion and Amortization	(48,176,522)	(80,230,517)
Total Property and Equipment, Net	222,582,415	149,227,759
Restricted Cash	6,000,000	—
Prepaid Drilling Costs	—	100,193
Fair Value of Commodity Derivatives	68,396	25,397
Debt Issuance Costs, Net of Amortization	475,157	269,681
Deposits on Acquisitions	125,368	—
Other Non-Current Assets	357,644	260,775
Total Assets	$429,887,663	$173,886,362
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$63,168,422	$39,169,037
Fair Value of Commodity Derivatives	921,401	206,645
Accrued Expenses	11,821,729	420,521
Advances from Joint Interest Partners	2,205,538	—
Total Current Liabilities	78,117,090	39,796,203
LONG-TERM LIABILITIES
Revolving Credit Facility	—	23,500,000
Asset Retirement Obligations	692,137	296,074
Warrant Liability	15,703,000	—
Other Non-Current Liabilities	56,327	—
Total Liabilities	94,568,554	63,592,277

COMMITMENTS AND CONTINGENCIES

Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized;
Series B Voting Preferred Stock – 5,114,633 and 0 issued and outstanding at December 31, 2013 and December 31, 2012, respectively. Liquidation preference value of $5,115 and $0, as of December 31, 2013 and December 31, 2012, respectively.	5,000	—

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 500,000,000 Shares Authorized, 65,840,370 and 24,734,643 Shares Issued and Outstanding, respectively	65,840	24,735
Additional Paid-In Capital	416,301,344	180,439,530
Accumulated Deficit	(81,053,075)	(70,170,180)
Total Stockholders’ Equity	335,314,109	110,294,085
Total Liabilities and Stockholders’ Equity	$429,887,663	$173,886,362

EMERALD OIL, INC.
 (FORMERLY VOYAGER OIL & GAS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Year Ended December 31,
	2013	2012	2011
REVENUES
Oil and Natural Gas Sales	$53,981,040	$28,129,985	$8,426,129
Net Losses on Commodity Derivatives	(2,656,535)	(215,439)	—
Total Revenues	51,324,505	27,914,546	8,426,129
OPERATING EXPENSES
Production Expenses	8,520,414	2,727,133	726,946
Production Taxes	5,702,521	2,955,015	717,440
General and Administrative Expenses	30,507,114	12,903,845	2,686,176
Depletion of Oil and Natural Gas Properties	17,310,059	12,770,718	3,546,466
Impairment of Oil and Natural Gas Properties	—	61,900,692	—
Depreciation and Amortization	144,492	53,818	30,831
Accretion of Discount on Asset Retirement Obligations	32,449	14,988	4,882
Gain on Sale of Oil and Natural Gas Properties	(7,371,804)	—	—
Total Operating Expenses	54,845,245	93,326,209	7,712,741

INCOME (LOSS) FROM OPERATIONS	(3,520,740)	(65,411,663)	713,388

OTHER INCOME (EXPENSE)
Interest Expense	(287,934)	(2,614,240)	(2,036,032)
Warrant Revaluation Expense	(7,077,000)	—	—
Gain on Acquisition of Business, Net	—	5,758,048	—
Other Income (Expense)	2,779	(28,244)	(22,410)
Total Other Income (Expense), Net	(7,362,155)	3,115,564	(2,058,442)

LOSS BEFORE INCOME TAXES	(10,882,895)	(62,296,099)	(1,345,054)

INCOME TAX PROVISION	—	—	—

NET LOSS	(10,882,895)	(62,296,099)	(1,345,054)
Less: Preferred Stock Dividends and Deemed Dividends	(20,279,197)	—	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(31,162,092)	$(62,296,099)	$(1,345,054)

Net Loss Per Common Share – Basic and Diluted	$(0.75)	$(4.91)	$(0.17)

Weighted Average Shares Outstanding – Basic and Diluted	41,383,277	12,699,544	8,012,158

EMERALD OIL, INC.
 (FORMERLY VOYAGER OIL & GAS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended December 31,
	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(10,882,895)	$(62,296,099)	$(1,345,054)
Adjustments to Reconcile Net Loss to Net Cash Provided By (Used For) Operating Activities:
Depletion of Oil and Natural Gas Properties	17,310,059	12,770,718	3,546,466
Impairment of Oil and Natural Gas Properties	—	61,900,692	—
Depreciation and Amortization	144,492	53,818	30,831
Amortization of Debt Discount	—	—	163,356
Amortization of Debt Issuance Costs	127,857	1,929,561	82,191
Accretion of Discount on Asset Retirement Obligations	32,449	14,988	4,882
Net Losses on Commodity Derivatives	2,656,535	215,439	—
Net Cash Settlements Paid on Commodity Derivatives	(1,984,778)	(34,191)	—
Gain on Sale of Oil and Natural Gas Properties, Net	(7,371,804)	—	—
Gain on Acquisition of Business	—	(7,213,835)	—
Warrant Revaluation Expense	7,077,000	—	—
Share-Based Compensation Expense	12,885,209	7,318,690	728,546
Changes in Assets and Liabilities:
Increase in Trade Receivables – Oil and Natural Gas Revenues	(200,956)	(5,267,453)	(2,951,591)
Increase in Accounts Receivable – Joint Interest Partners	(27,464,913)	(4,058,291)	—
(Increase) Decrease in Other Receivables	556,440	(1,133,849)	—
(Increase) Decrease in Prepaid Expenses and Other Current Assets	(103,126)	(54,843)	90,123
Increase in Other Non-Current Assets	(96,869)	(100,100)	—
Increase (Decrease) in Accounts Payable	2,831,342	30,123	(319,349)
Increase (Decrease) in Accrued Expenses	8,412,533	214,399	(183,557)
Increase in Other Non-Current Liabilities	56,327	—	—
Increases in Advances from Joint Interest Partners	2,205,538	—	—
Net Cash Provided By (Used For) Operating Activities	6,190,440	4,289,767	(153,156)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Other Property and Equipment	(505,788)	(172,785)	(157,892)
Restricted Cash Deposited	(21,000,512)	—	—
Increase in Deposits for Acquisitions	(125,368)	—	—
Use of (Payments for) Prepaid Drilling Costs	100,193	(67,030)	460,497
Proceeds from Sale of Oil and Natural Gas Properties, Net of Transaction Costs	129,432,743	—	—
Proceeds from Sales of Available for Sale Securities	—	—	242,070
Investment in Oil and Natural Gas Properties	(182,901,806)	(66,212,818)	(44,052,953)
Net Cash Used For Investing Activities	(75,000,538)	(66,452,633)	(43,508,278)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock, Net of Transaction Costs	238,354,687	72,167,012	46,602,251
Proceeds from Issuance of Preferred Stock, Net of Transaction Costs	47,183,994	—	—
Payments on Preferred Stock	(50,000,000)	—	—
Advances on Revolving Credit Facility and Term Loan	—	56,530,730	—
Payments on Revolving Credit Facility	(23,500,000)	(33,030,730)	—
Payments of Senior Secured Promissory Notes	—	(15,000,000)	—
Payment of Assumed Liabilities	—	(20,303,903)	—
Cash Paid for Finance Costs	(333,333)	(1,935,131)	(389,030)
Preferred Stock Dividends and Deemed Dividends	(8,832,191)	—	—
Proceeds from Exercise of Stock Options and Warrants	—	—	16,960
Net Cash Provided by Financing Activities	202,873,157	58,427,978	46,230,181

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	134,063,059	(3,734,888)	2,568,747
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	10,192,379	13,927,267	11,358,520
CASH AND CASH EQUIVALENTS – END OF PERIOD	$144,255,438	$10,192,379	$13,927,267
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$255,776	$1,154,943	$1,800,000
Cash Paid During the Period for Income Taxes	$—	$—	$—
Non-Cash Financing and Investing Activities:
Oil and Natural Gas Properties Included in Account Payable	$60,141,180	$38,973,137	$10,252,407
Stock-Based Compensation Capitalized to Oil and Natural Gas Properties	$1,193,960	$582,040	$418,414
Accretion on Preferred Stock Issuance Discount	$8,626,000	$—	$—
Accretion of Preferred Stock Issuance Costs	$2,816,000	$—	$—
Accrued Preferred Stock Dividend and Deemed Dividend	$—	$—	$—
Asset Retirement Obligation Costs and Liabilities	$676,240	$164,967	$100,715
Asset Retirement Obligations Associated With Properties Sold	$312,625	$—	$—
Common Stock Issued for Oil and Natural Gas Properties	$6,736,935	$—	$—
Purchases through Issuance of Common Stock or Assumption of Liabilities:
Oil and Natural Gas Properties	$—	$40,787,238	$—
Other Property and Equipment	$—	$36,000	$—
Other Non-Current Assets	$—	$75,000	$—
Non-Cash Acquisition of Business Amounts:
Fair Market of Common Stock Issued	$—	$13,380,501	$—
Debt Assumed	$—	$20,303,903	$—

EMERALD OIL, INC.
 (FORMERLY VOYAGER OIL & GAS, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance – December 31, 2010	6,477,776	$6,477	$39,243,374	$(6,529,027)	$32,720,824
Issuance Pursuant to Exercise of Options	572	1	16,959	—	16,960
Net Proceeds from Equity Offering	1,785,714	1,786	46,600,465	—	46,602,251
Restricted Stock Grant Compensation	—	—	226,318	—	226,318
Compensation Related to Stock Warrant and Option Grants	—	—	649,694	—	649,694
Director Fees Related to Stock Option Grants	—	—	270,948	—	270,948
Net Loss	—	—	—	(1,345,054)	(1,345,054)
Balance – December 31, 2011	8,264,062	8,264	87,007,758	(7,874,081)	79,141,941
Common Shares Issued as Compensation	910,296	910	3,837,212	—	3,838,122
Restricted Stock Grants	74,285	74	(74)	—	—
Restricted Stock Forfeited	(53,572)	(53)	53	—	—
Restricted Stock Grant Compensation	—	—	1,178,559	—	1,178,559
Compensation Related to Stock Option Grants	—	—	1,779,901	—	1,779,901
Director Fees Related to Stock Option Grants	—	—	1,104,147	—	1,104,147
Issuance of Common Shares for the Acquisition of Emerald Oil North America, Inc.	1,662,174	1,662	13,378,839	—	13,380,501
Net Proceeds from Equity Offering	13,877,555	13,878	72,153,134	—	72,167,012
Reverse Split Reconciliation Due to Fractional Shares	(157)	—	—	—	—
Net Loss	—	—	—	(62,296,099)	(62,296,099)
Balance – December 31, 2012	24,734,643	24,735	180,439,530	(70,170,180)	110,294,085
Common shares issued for oil and natural gas properties	1,165,015	1,165	6,735,770	—	6,736,935
Stock-based compensation	—	—	13,378,158	—	13,378,158
Restricted Stock Vesting, Net of Tax Withholding	1,012,260	1,012	(2,288,675)	—	(2,287,663)
Equity offering	38,928,452	38,928	238,315,759	—	238,354,687
Issuance of Preferred Stock	—	—	—	—	—
Redemption of Preferred Stock and Accretion of Issuance Discount	—	—	(17,697,007)	—	(17,697,007)
Preferred Stock Dividends Paid	—	—	(2,582,191)	—	(2,582,191)
Net loss	—	—	—	(10,882,895)	(10,882,895)
Balance – December 31, 2013	65,840,370	$65,840	$416,301,344	$(81,053,075)	$335,314,109

In addition to reporting net income (loss) as defined under GAAP, we also present net earnings before interest, income taxes, depletion, depreciation, and amortization, accretion of discount on asset retirement obligations, impairment of oil and natural gas properties, net gain on acquisition of business, net gain on sale of oil and natural gas properties, net gain (loss) from mark-to-market on commodity derivatives, less cash settlements received (paid) and non-cash expenses relating to share based payments recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating its fundamental core operating performance. We also believe that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses Adjusted EBITDA to manage our business, including in preparing our annual operating budget and financial projections. Our management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

ADJUSTED EBITDA

	Year Ended December 31,
	2013	2012	2011
Net loss	$(10,882,895)	$(62,296,099)	$(1,345,054)
Less: Preferred stock dividends and deemed dividends	(20,279,197)	—	—
Net income (loss) attributable to common stockholders	(31,162,092)	(62,296,099)	(1,345,054)
Add: Impairment of oil and natural gas properties	—	61,900,692	—
Interest expense	287,934	2,614,240	2,036,032
Accretion of discount on asset retirement obligations	32,449	14,988	4,882
Depletion, depreciation and amortization	17,454,551	12,824,536	3,577,297
Stock-based compensation	12,885,236	7,318,690	728,546
Warrant revaluation expense	7,077,000	—	—
Preferred stock dividends	2,582,191	—	—
Preferred stock redemption premium	6,250,000	—	—
Accretion of preferred stock issuance discount	11,447,006	—	—
Net losses on commodity derivatives	2,656,535	215,439	—
Less: Gain on sale of oil and natural gas properties, net	(7,371,804)	—	—
Gain on acquisition of business, net	—	(5,758,048)	—
Net cash settlements paid on commodity derivatives	(1,984,778)	(34,191)	—
Adjusted EBITDA	$20,154,228	$16,800,247	$5,001,703

Corporate Contact:

Emerald Oil, Inc.

Ryan Smith

Vice President of Capital Markets & Strategy

(303) 323-0008

info@emeraldoil.com

www.emeraldoil.com